                                                                    EXHIBIT 24.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-63327, 33-87128, and 33-87130 of Earl Scheib, Inc. on Form S-8,
Post-Effective Amendment No. 1 to Registration Statement No. 33-87132 of Earl Scheib, Inc. on Form S-8, and Registration Statement No. 33-87126 of Earl Scheib, Inc. on Form S-3 of our report dated July 3, 1996, incorporated by reference in this Annual Report on Form 10-K of Earl Scheib, Inc. for the year ended April 30, 1996.

                                          /s/ DELOITTE & TOUCHE LLP

Los Angeles, California
July 26, 1996